                                                                    Exhibit 99.1

                 SYNTEL REPORTS THIRD QUARTER FINANCIAL RESULTS

Q3 HIGHLIGHTS :

--   Year-over-year revenue increase 26% to $58.5M

--   EPS of $0.29 per diluted share

--   Headcount crossed the 5,500 mark

TROY, Mich., October 27, 2005 -- Syntel, Inc. (SYNT), a global information technology services firm, today announced financial results for the third quarter, ended September 30, 2005.

Syntel's total revenue for the third quarter increased 25.5 percent to $58.5 million, compared to $46.6 million in the prior-year period and 7.0 percent sequentially from $54.7 million in the second quarter of 2005. The Company's gross margin was 39.7 percent in the third quarter of 2005, compared to 42.0 percent in the prior-year period and 40.1 percent in the second quarter of 2005. Gross margins during the current quarter were impacted by an increase in hiring and investments in our services.

During the third quarter, Syntel's focus area of Applications Outsourcing accounted for 75.0 percent of total revenue, with e-Business contributing 13.6 percent, TeamSourcing at 8.1 percent, and Business Process Outsourcing (BPO) at
3.3 percent.

The Company's Selling, General and Administrative (SG&A) expenses were 18.0 percent in the third quarter of 2005, compared to 19.0 percent in the prior-year period and 19.6 percent in the second quarter of 2005.

Syntel's income tax rate was a 12.9 percent in the third quarter of 2005, as compared to a negative 3.5 percent in the prior-year period and 18.8 percent in the second quarter of 2005. The company had two one-time items in the third quarter that combined for a $900,000 favorable tax impact. The income tax rate in the third quarter of 2005, without adjusting the one-time items, was 19.7 percent.

Syntel's income from operations was 21.7 percent in the third quarter, compared to 23.0 percent in the prior-year quarter and 20.5 percent in the second quarter. Net income for the third quarter was $11.7 million or $0.29 per diluted share, compared to $11.9 million or $0.29 per diluted share in the prior-year period, and $9.7 million or $0.24 per diluted share in the second quarter of 2005.

"Our solid financial performance in the third quarter is validation that our aggressive investment program in the areas of people, process, infrastructure and new offerings is delivering the desired results," said Syntel CEO Bharat Desai. "We will continue to focus on driving enhanced value for our clients, through the enlightened use of new technology, best-in-class processes and our high quality teams."

Syntel added five new corporate clients in the third quarter, started 87 new engagements, and signed two new "Hunting Licenses" or preferred partnership agreements. Global headcount grew to 5,536 in the third quarter of 2005, compared to 4,920 in the second quarter 2005.

Syntel's financial position remains very strong. The Company ended the quarter with more than $118 million in cash and short-term investments. The Company remains debt free.

UPDATED 2005 OUTLOOK

Based on the third quarter results and current visibility levels, the Company now expects the 2005 revenue, in the range of $222-$225 million and EPS between $0.96 and $1.01.
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SYNTEL TO HOST CONFERENCE CALL

Syntel will discuss its third quarter performance today on a conference call at 10:00 a.m. (Eastern). To listen to the call, please dial (888) 689-9220. The call will also be broadcast live via the Internet at Syntel's web site: www.syntelinc.com under the "Investor Relations" section. Please go to the web site at least 15 minutes prior to the call start time to register and download any necessary audio software. A replay will be available by dialing (800) 642-1687 and entering "1054802" from 1:00 p.m. on October 27, 2005 until midnight on November 3, 2005. International callers may dial (706) 645-9291 and enter the same pass code.

ABOUT SYNTEL

Syntel (NASDAQ: SYNT) is a leading global provider of custom outsourcing solutions in a broad spectrum of information technology and information technology-enabled services. The Company's vertical practices support the entire Design-Build-Operate-Optimize lifecycle of systems and processes for corporations in the Financial Services, Insurance, Retail, Health Care and Automotive industries. The first US-based firm to launch a Global Delivery Service to drive speed-to-market and quality advantages for its customers, Syntel now leverages this efficient model for the majority of its Global 2000 customers. Recently named one of Forbes Magazine's "Best 200 Small Companies in America," Syntel has more than 5,500 employees worldwide, is assessed at Level 5 of the SEI's CMMI, BS 7799-2:2002 as well as ISO 9001:2000 certified. To learn more, visit us at: www.syntelinc.com.

SAFE HARBOR PROVISION

This news release includes forward-looking statements, including with respect to the future level of business for Syntel, Inc. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Company's Annual Form 10-K document dated March 15, 2005. Factors that could cause results to differ materially from those set forth above include general trends and developments in the information technology industry, which is subject to rapid technological changes, and the Company's concentration of sales in a relatively small number of large customers, as well as intense competition in the information technology industry, which the Company believes will increase.
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                          SYNTEL, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  THREE MONTHS          NINE MONTHS
                                               ENDED SEPTEMBER 30    ENDED SEPTEMBER 30
                                               ------------------   -------------------
                                                  2005      2004      2005       2004
                                                -------   -------   --------   --------
Net Revenues                                    $58,501   $46,602   $163,910   $137,537
Cost of revenues                                 35,298    27,014     97,756     79,333
                                                -------   -------   --------   --------
GROSS PROFIT                                     23,203    19,588     66,154     58,204
Selling, general and administrative expenses     10,533     8,850     32,397     26,511
                                                -------   -------   --------   --------
Income from operations                           12,670    10,738     33,757     31,693
Other income, principally interest                  810       753      2,654      2,106
                                                -------   -------   --------   --------
Income before income taxes                       13,480    11,491     36,411     33,799
Provision for income taxes                        1,741      (402)     5,992      3,179
                                                -------   -------   --------   --------
Net income                                      $11,739   $11,893   $ 30,419   $ 30,620
                                                =======   =======   ========   ========
Dividend per share                              $  0.06   $  0.06   $   1.68   $   0.18

EARNINGS PER SHARE :
Basic                                           $  0.29   $  0.30   $   0.75   $   0.76
Diluted                                         $  0.29   $  0.29   $   0.75   $   0.76

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic                                            40,576    40,236     40,487     40,205
                                                =======   =======   ========   ========
Diluted                                          40,669    40,335     40,588     40,486
                                                =======   =======   ========   ========

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                          SYNTEL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     SEPTEMBER, 30   DECEMBER, 31
                                                                          2005           2004
                                                                     -------------   ------------
                              ASSETS

Current assets:
   Cash and cash equivalents                                            $ 90,592       $109,142
   Short term investments                                                 27,865         58,899
   Accounts receivable, net of allowances for doubtful accounts of
      $1,511 and $1,213 at September 30, 2005 and
      December 31, 2004, respectively                                     32,909         28,790
   Revenue earned in excess of billings                                    9,045          4,390
   Deferred income taxes and other current assets                          9,836          5,891
                                                                        --------       --------
      Total current assets                                               170,247        207,112

Property and equipment                                                    48,524         37,754
   Less  accumulated depreciation                                         24,499         21,290
                                                                        --------       --------
      Property and equipment, net                                         24,025         16,464

Goodwill                                                                     906            906
Deferred income taxes and other noncurrent assets                            755          2,486
                                                                        --------       --------
                                                                        $195,933       $226,968
                                                                        ========       ========

                            LIABILITIES

Current liabilities:
   Accrued payroll and related costs                                    $ 16,463       $ 13,963
   Income taxes payable                                                    6,361          6,290
   Accounts payable and other current liabilities                         14,165         10,842
   Deferred revenue                                                        3,628          5,231
                                                                        --------       --------
      Total current liabilities                                           40,617         36,326

                       SHAREHOLDERS' EQUITY

Total shareholders' equity                                               155,316        190,642
                                                                        --------       --------
Total liabilities and shareholders' equity                              $195,933       $226,968
                                                                        ========       ========